Exhibit 99.1

Atlantic Power Provides Update on Outcome of Strategic Review Process;

Announces Revised Dividend Rate of Cdn$0.12 Annually;

Announces President and CEO Transition

•                  Update on outcome of strategic review

•                  Sale or merger of Company not in best interests of Company or its stakeholders at this time

•                  Continue to operate independently and execute on business plan

•                  Continue to assess other potential options, including asset sales or joint ventures

•                  Dividend reduced to Cdn$0.12 annually from Cdn$0.40

•                  August dividend of Cdn$0.03333 to be paid as scheduled on September 30

•                  Company to move to quarterly dividend rate of Cdn$0.03, with first quarterly dividend to be declared in November and paid at the end of December 2014

•                  Company announces President and CEO transition and appoints Director Ken Hartwick as Interim President and CEO

•                  Targeting additional corporate expense reductions of approximately $7 million annually, for total run-rate savings of approximately $15 million annually in 2015

•                  Reaffirmed 2014 guidance for Project Adjusted EBITDA and Free Cash Flow

•                  Strong liquidity as of June 30, 2014 of $261 million, including $158 million of unrestricted cash

BOSTON, MASSACHUSETTS — September 16, 2014 — Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced today that as part of its previously announced strategic review process, it has concluded that a sale or merger of the Company is not in the best interests of the Company or its stakeholders at this time.  Atlantic Power also announced a reduction in its dividend rate to Cdn$0.12 from Cdn$0.40 on an annual basis.

With the assistance of its external financial advisors, Goldman, Sachs & Co. and Greenhill & Co., LLC, Atlantic Power’s Board of Directors conducted a thorough review of the options available to the Company with respect to a possible sale or merger.  The Board of Directors has determined that the interests of the Company and its stakeholders are best served at this time by continuing to operate as an independent company and executing the Company’s business plan, including the objectives of enhancing the value of its existing assets through optimization investments and commercial activities, delevering its balance sheet to improve both its cost of capital and ability to compete for new investments, and utilizing the Company’s core competencies to create proprietary investment opportunities.  In addition, the Company will continue to assess other potential options, including asset sales or the contribution of assets to a joint venture in order to raise additional capital for growth and/or debt reduction.

The Company intends to continue to allocate a portion of its Free Cash Flow to optimization investments in its existing projects that are expected to produce attractive returns.  As previously disclosed, Atlantic Power is on target to invest $17 million in such optimization projects in 2014 (for total 2013-2014 investments of $27 million) to boost output, improve efficiency and reduce costs, with an expected cash return of at least $8 million annually beginning in 2015.  As part of its commercial optimization efforts, the Company is proactively seeking extensions of existing power purchase agreements at several of its projects prior to their expiration dates in 2018 and later.  The Company also intends to pursue external growth opportunities with accretive returns, to the extent available.

The Company also intends to continue its efforts to reduce general and administrative and other corporate expenses.  In particular, the Company disclosed in its second quarter (“Q2”) 2014 earnings call presentation that it expected reductions in the areas of development and other corporate expenses to exceed the $8 million goal that was initially communicated on the Company’s Q2 2013 earnings call.  Since the Q2 2014 earnings call, the Company has identified additional cost savings such that annual run-rate cost savings are expected to total approximately $15 million in 2015 relative to 2013.  Certain expenses related to today’s announcements may affect 2014 Free Cash Flow.

At June 30, 2014, the Company had a strong liquidity position of $261 million, including $158 million of unrestricted cash, out of which the Company plans to use $41 million to repay a Cdn$45 million convertible debenture maturity in October 2014.  After that debt repayment, the Company will not have any maturities of non-amortizing debt for almost thirty months, when the next convertible debenture maturity occurs in March 2017.

As discussed on the Q2 2014 earnings call, Atlantic Power continues to expect 2014 Project Adjusted EBITDA of $280 to $305 million and Free Cash Flow of $0 to $25 million, which is net of approximately $52 to $55 million of term loan amortization and approximately $17 million of discretionary optimization investments.

Revised Dividend Rate

As previously disclosed, the allocation of a significant portion of the Company’s available cash flow to mandatory debt amortization reduces the amount of cash flow available for other corporate purposes.  As part of the strategic review process, the Board of Directors, together with management, assessed the best uses of currently anticipated Free Cash Flow in order to meet the Company’s objectives, including enhancing the value of existing assets, delevering its balance sheet to improve both its cost of capital and ability to compete for new investments, and providing a current return to its shareholders.  After taking into consideration all of these objectives, the Board of Directors has determined to set a dividend level of Cdn$0.12 per share on an annual basis, equivalent to approximately US$13 million annually.

Going forward, Atlantic Power intends to pay dividends on a quarterly basis.  As previously announced, the monthly dividend of Cdn$0.03333 declared August 15, 2014 will be paid September 30, 2014.  The Company will then move to a quarterly dividend rate of Cdn$0.03, with the first quarterly dividend to be declared in November and paid at the end of December 2014.

President and CEO Transition

Atlantic Power’s Board of Directors also announced today that it has appointed Director Ken Hartwick, 51, as Interim President and CEO effective immediately, following the mutual agreement for Barry Welch to step down as President, CEO and a Director of the Company.  Mr. Hartwick will remain a member of Atlantic Power’s Board.  He will not be a candidate for the permanent President and CEO position and will continue his role as a member of the Board following the appointment of a new President and CEO.  The Board has commenced a process to identify and evaluate candidates to serve as the Company’s next President and CEO and will promptly engage a leading executive search firm to assist in the process.

Mr. Hartwick has served as a member of the Board of Atlantic Power since 2004 and has more than 15 years of management experience in the energy sector and 20 years of experience in the financial sector.  Mr. Hartwick’s experience in the energy industry spans several markets, and he recently served as President and CEO for Just Energy Group Inc., an integrated retailer of commodity products that sells to residential and commercial businesses.

“The Board, following a comprehensive review of options available to Atlantic Power, has determined that the interests of the Company and its stakeholders are best served at this time by continuing to operate as an independent company and executing the Company’s business plan,” said Irving Gerstein, Chairman of the Board of Atlantic Power.  “As part of this process, and in order for the Company to be better positioned to achieve its objectives, the Board has reset the dividend.  Additionally, we are pleased that Ken has agreed to assume the role of Interim President and CEO and are confident that his in-depth knowledge of Atlantic Power and his expertise as a successful senior executive in the energy sector will allow us to effect a seamless transition as we search for a permanent President and CEO.  Ken has been a valuable member of our Board since 2004.  Under his leadership, Atlantic Power will focus on enhancing the value of its existing assets, deleveraging the balance sheet and utilizing the Company’s core competencies to create proprietary investment opportunities.  Atlantic Power has a diverse set of power generating assets and we are confident that this is the best path forward to drive value for shareholders.  Lastly, we thank Barry for his years of service and wish him the best in his future endeavors.”

Project Adjusted EBITDA and Free Cash Flow are not recognized measures under generally accepted accounting principles in the United States (“GAAP”) and do not have standardized meanings prescribed by GAAP.  Therefore, these measures may not be comparable to similar measures presented by other companies.  The Company has not provided a reconciliation of forward-looking non-GAAP measures due primarily to variability and difficulty in making accurate forecasts and projections, as not all information necessary for quantitative reconciliation is available to the Company without unreasonable efforts.  As previously disclosed, the Company’s Free Cash Flow guidance for 2014 excludes approximately $49 million of costs related to its debt refinancing and repurchase transactions and $8 million of Piedmont debt repayment.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  Atlantic Power’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Its power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,945 MW in which its aggregate ownership interest is approximately 2,024 MW.  Its current portfolio consists of interests in twenty-eight operational power generation projects across eleven states in the United States and two provinces in Canada.

Atlantic Power trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation

Amanda Wagemaker, Investor Relations

(617) 977-2700

info@atlanticpower.com

Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power” or on Atlantic Power’s website.  Supplemental investor information related to the revised dividend rate and the outcome of the Company’s strategic review can be found in the Investors Section of the Company’s website.

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Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate”, “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•                  the Company will continue to assess other potential options, including asset sales or the contribution of assets to a joint venture in order to raise additional capital for growth and/or debt reduction;

•                  the Company intends to continue to allocate a portion of its Free Cash Flow to optimization investments in its existing projects that are expected to produce attractive returns;

•                  the Company’s ability to execute its business plan, including the objectives of enhancing the value of its existing assets through optimization investments and commercial activities, delevering its balance sheet to improve both its cost of capital and ability to compete for new investments, and utilizing the Company’s core competencies to create proprietary investment opportunities;

•                  the Company is on target to invest $17 million in such optimization projects in 2014 (for total 2013-2014 investments of $27 million) to boost output, improve efficiency and reduce costs, with an expected cash return of at least $8 million annually beginning in 2015;

•                  the Company’s ability to seek extensions of existing power purchase agreements at several of its projects prior to their expiration dates in 2018 and later;

•                  the Company intends to pursue external growth opportunities with accretive returns, to the extent available;

•                  the Company intends to continue its efforts to reduce general and administrative and other corporate expenses;

•                  the Company expects reductions in the areas of development and other corporate expenses in 2014 to exceed the $8 million goal that was initially communicated on the Company’s Q2 2013 earnings call.  Together with subsequent savings expected to be realized in 2015, the Company expects this will result in total run-rate cost savings of approximately $15 million annually in 2015 relative to 2013;

•                  certain expenses related to today’s announcements may affect 2014 Free Cash Flow;

•                  the Company plans to use $41 million to repay a Cdn$45 million convertible debenture maturity in October 2014;

•                  2014 Project Adjusted EBITDA will be in the range of $280 to $305 million;

•                  2014 Free Cash Flow will be in the range of $0 to $25 million, excluding refinancing and debt repurchase transaction costs and principal repayment of Piedmont construction debt and including $17 million of discretionary optimization investments;

•                  the dividend to be paid on September 30, 2014 will be paid as scheduled;

•                  dividend payments will be made on a quarterly basis beginning at the end of December 2014, if and when declared by, and subject to the discretion of, the Company’s Board of Directors; and

•                  the results of operations and performance of the Company’s projects, business prospects, opportunities and future growth of the Company will be as described herein.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the Company’s ability to evaluate and/or implement potential options, including asset sales or joint ventures to raise additional capital for growth and/or potential debt reduction, and the impact any such potential options may have on the Company or the Company’s stock price.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.  The financial outlook information contained in this news release is presented to provide readers with guidance on the cash distributions expected to be received by the Company and to give readers a better understanding of the Company’s ability to pay its current level of distributions into the future.  Readers are cautioned that such information may not be appropriate for other purposes.